Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Media Contact:
David Morimoto	Wayne Kirihara
SVP & Treasurer	SVP & Chief Marketing Officer
(808) 544-3627	(808) 544-3687
david.morimoto@centralpacificbank.com	wayne.kirihara@centralpacificbank.com

NEWS RELEASE

CENTRAL PACIFIC FINANCIAL CORP. ANNOUNCES EFFECTIVENESS OF REVERSE STOCK SPLIT

HONOLULU, HI February 2, 2011 — Central Pacific Financial Corp. (the “Company” or “CPF”), parent company of Central Pacific Bank (“CPB”), today announced that the one-for-twenty reverse stock split of its outstanding common stock was effective as of approximately 4 p.m. Eastern time on February 2, 2011 upon the acceptance by the Department of Commerce and Consumer Affairs of the State of Hawaii of the Company’s filing of an amendment to its articles of incorporation.  The common shares will begin trading on a split-adjusted basis and under a new CUSIP number effective as of the opening of trading on the New York Stock Exchange on February 3, 2011.

The completion of the reverse stock split is a closing condition to the Company’s planned $325 million private placement and the proposed exchange of CPF preferred stock held by the United States Department of the Treasury and accrued dividends thereon into shares of CPF common stock.  The reverse stock split provides the Company with sufficient authorized and unissued shares to complete the planned recapitalization.  The closings of the private placement and the exchange are conditioned upon one another, the receipt of requisite regulatory approvals and other customary closing conditions.

The reverse stock split was previously approved by CPF’s shareholders at the shareholder meeting on May 24, 2010.  No fractional shares of common stock are to be issued as a result of the reverse stock split. For each holder of common stock, the number of shares held upon the effectiveness of the reverse stock split will be divided by twenty and, if the resulting number is not a whole number, then such number will be rounded up to the next nearest whole number.

As a result of the reverse stock split and elimination of fractional shares, the number of outstanding common shares was approximately 1,529,000 as of the effective time.  The reverse stock split will affect all holders of CPF’s common shares uniformly and will not affect any shareholder’s percentage ownership interest in the Company, except that the rounding up of fractional shares will result in a small change in the relative percent ownership of the respective holders of CPF’s common shares. The reverse stock split will not affect any shareholder’s proportionate voting power (except to the extent of fractional shares rounding described above).

About Central Pacific Financial Corp.

Central Pacific Financial Corp. is a Hawaii-based bank holding company with $3.9 billion in assets.  Central Pacific Bank, its primary subsidiary, operates 34 branches, 120 ATMs, and a residential mortgage subsidiary in the state of Hawaii.  For additional information, please visit the Company’s website at http://www.centralpacificbank.com.

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Forward-Looking Statements

This document may contain forward-looking statements concerning plans and expectations or assumptions underlying or relating to any of the foregoing.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, and may include the words “believes”, “plans”, “intends”, “expects”, “anticipates”, “forecasts” or words of similar meaning.  While we believe that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect.  Accordingly, actual results could materially differ from projections for a variety of reasons, to include, but not limited to: the impact of local, national, and international economies and events, including natural disasters, on the Company’s business and operations and on tourism, the military, and other major industries operating within the Hawaii market and any other markets in which the Company does business; the impact of regulatory actions on the Company including the Consent Order by the FDIC and the Hawaii Division of Financial Institutions; the impact of legislation affecting the banking industry including the Emergency Economic Stabilization Act of 2008 and the Dodd-Frank Act Wall Street Reform and Consumer Protection Act; the impact of competitive products, services, pricing, and other competitive forces; movements in interest rates; loan delinquency rates and changes in asset quality generally; the price of the Company’s stock; volatility in the financial markets and uncertainties concerning the availability of debt or equity financing; the impact of regulatory supervision; and the timing of the closing of the Company’s recapitalization.  For further information on factors that could cause actual results to materially differ from projections, please see the Company’s publicly available Securities and Exchange Commission filings, including the Company’s 2010 Form 10-K.  The Company does not update any of its forward-looking statements.

Cautionary Statements

The issuances of the securities in the private placement and the exchange described in this release have not been and will not be registered under the Securities Act of 1933 or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any jurisdiction or state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction or state.

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